EXHIBIT (11)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted  earnings  per share computations assumes the exercise of stock purchase warrants  and  options  to  purchase shares of common stock.  The shares assumed exercised  are  based  on  the  weighted  average number of warrants and options outstanding  during the period and only include those warrants and options whose average  share  price during the period exceeds its related exercise price.  The net  additional  shares  issuable  are  calculated  based on the  treasury stock method and are added to the weighted average number of shares outstanding during the  period.
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DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2000         Three Months
--------------------------------------------------------------         ------------
Actual net income (A)                                                  $ 2,127,748
                                                                        ==========

Assumed exercise of stock options and warrants                             219,846
Application of assumed proceeds ($1,428,780) toward
  repurchase of outstanding common stock at an average
  market price of $9.834                                                  (145,290)
                                                                        ----------
Net additional shares issuable                                              74,556
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,440,298
  Net additional shares issuable                                            74,556
                                                                        ----------
  Adjusted shares outstanding (B)                                        8,514,854
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.25
                                                                        ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 1999         Three Months
--------------------------------------------------------------         ------------

Actual net income (A)                                                  $ 2,807,575
                                                                        ==========

Assumed exercise of stock options and warrants                             280,407
Application of assumed proceeds ($1,516,412) toward
  repurchase of outstanding common stock at an average
  market price of $8.344                                                  (181,737)
                                                                        ----------
Net additional shares issuable                                              98,670
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,342,198
  Net additional shares issuable                                            98,670
                                                                        ----------
  Adjusted shares outstanding (B)                                        8,440,868
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.33
                                                                        ==========


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